Exhibit 23.4
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 28, 2005, relating to the combined consolidated financial statements of LPI Media Inc. and Subsidiaries and its Affiliated Company, which appear in the Amendment No. 1 to Current Report on Form 8-K/A of PlanetOut Inc. dated January 20, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ RBZ, LLP

RBZ, LLP
Los Angeles, California
August 8, 2007